Exhibit 23.1

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

EOS Inc.
Room 1106, 11F., No. 101, Section 2, Nanjing E. Road,
Zhongshan District, Taipei City, 104
Taiwan (Republic of China)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 25, 2015, in the Registration Statement (Form S-1 Amendment Number 2) and related Prospectus of EOS Inc.

/s/    KCCW Accountancy Corp
Diamond Bar, California
November 30, 2015

KCCW Accountancy Corp. 22632 Golden Springs Dr. #230, Diamond Bar, CA 91765 USA Tel: +1 909 348 7228 • Fax: +1 909 895 4155 • info@kccwcpa.com